Exhibit 107

CALCULATION OF FILING FEE TABLE
424H
(Form Type)
BMW AUTO LEASING LLC
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes	Other	$180,000,000	100%	$180,000,000	0.00015310	$27,558.00
	Asset-Backed Securities	Class A-2a and Class A-2b Asset-Backed Notes	Other	$478,500,000	100%	$478,500,000	0.00015310	$73,258.35
	Asset-Backed Securities	Class A-3 Asset-Backed Notes	Other	$478,500,000	100%	$478,500,000	0.00015310	$73,258.35
	Asset-Backed Securities	Class A-4 Asset-Backed Notes	Other	$113,000,000	100%	$113,000,000	0.00015310	$17,300.30
Fees to be Paid	Special Unit of Beneficial Interest Certificate(3)	(4)	(4)	(4)	(4)	(4)	(4)	(4)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$191,375.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due							$191,375.00
(1)    Estimated solely for purposes of calculating registration fee.
(2)    Pursuant to rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.
(3)
Financial Services Vehicle Trust will issue a special unit of beneficial interest (the “SUBI”) in specified assets of Financial Services Vehicle Trust, including certain motor vehicle leases, the vehicles underlying these leases, and the related rights associated therewith. The SUBI will be represented by a certificate (the “SUBI Certificate”), which will be transferred to the issuing entity. Neither the SUBI nor the SUBI Certificate is being offered to investors hereunder.

(4)    Not applicable.